EXHIBIT 99.1

Mid Penn Bancorp, Inc. Declares Quarterly Cash Dividend

MILLERSBURG, Pa., July 22, 2009 (GLOBE NEWSWIRE) -- The Board of Directors of Mid Penn Bancorp, Inc. (Nasdaq:MPB), parent company of Mid Penn Bank, declared a quarterly cash dividend of 16 cents per share, payable Monday, August 24, 2009, to shareholders of record Wednesday, August 5, 2009.

Mid Penn Bancorp, through its subsidiary Mid Penn Bank, operates 14 offices in Dauphin, Northumberland, Schuylkill, and Cumberland Counties. For more information, visit www.midpennbank.com and view the Investor Relations page where comprehensive information is available concerning Mid Penn Bancorp, Inc.

This press release may contain "forward looking" information as defined by the Private Securities Litigation Reform Act of 1995, which is based on Mid Penn's current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business. These statements are not historical facts or guarantees of future performance, events, or results. Such statements involve potential risks and uncertainties and, accordingly, actual performance results may differ materially. Mid Penn undertakes no obligation to publicly update or revise forward looking information, whether as a result of new, updated information, future events, or otherwise.

CONTACT:  Mid Penn Bancorp, Inc.
          Rory G. Ritrievi, President and CEO
          (717) 692-2133
          349 Union Street
          Millersburg, PA 17061

The Mid Penn Bancorp, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6428